                                                                      EXHIBT 2.6


                           MASTER TRADEMARK ASSIGNMENT
                           ---------------------------

          This Agreement, dated the 31st of March 2001, between Millipore Corporation , a Massachusetts corporation having a place of business at 80 Ashby Road, Bedford, Massachusetts 01730 ("Millipore") and Millipore MicroElectronics, Inc., a Delaware corporation, having a place of business at Patriots Park, Bedford, Massachusetts 01730 ("MMI").

          WHEREAS, the Board of Directors of Millipore Corporation has determined that it is in the best interest of Millipore and its stockholders to separate Millipore's existing businesses into two independent businesses;

          WHEREAS, as part of the foregoing, Millipore and MMI, have entered into a Master Separation and Distribution Agreement (as defined below) which provides, among other things, for the separation of certain MMI assets and MMI liabilities, the initial public offering of MMI stock, the distribution of such stock and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

          WHEREAS, Millipore has adopted and used the marks set forth on Exhibit A ("Marks"); and

          WHEREAS, MMI is desirous of acquiring said Marks and any registrations or applications therefore.

          NOW ,THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Millipore without representations or warranties with respect to said trademarks or registrations or the title thereto does hereby assign unto MMI, all its rights, title and interest in and to the Marks and any registrations or applications therefor, along with the goodwill of the business symbolized by the Marks and the any registrations or applications therefore and including all rights to sue and recover for past infringement of the Marks any registrations or applications therefor.

          Millipore hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States of America and respective Trademark Office officials in any country foreign to the United States of America to issue registrations to MMI as assignee of Millipore's entire right, title and interest to and under the same.

          And Millipore does hereby agree for itself, its successors and assigns to execute any lawful document and to testify to any material fact or thing which MMI, its successors and assigns may deem necessary in order to secure to itself, its successors and assigns the rights, titles and interest in and to and the enjoyment of said Marks, the same to be done without any further consideration.
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          IN WITNESS WHEREOF, I set my hand and affix the corporate seal this
     31st day of March, 2001.


          ________________________________
                    (Signature)

          ________________________________
                   (Typed Name)
          ________________________________
                   (Corporate Office Held within Millipore Corporation)


          On this day and year aforesaid, before me personally appeared
     (     ), known to me to be the person described in and the person who executed the foregoing instrument of assignment and he/she did acknowledge the same to be his/her free act and deed.


                              ___________________________________

                              __________________________________, Notary Public

                              My Commission expires_________________________



          IN WITNESS WHEREOF, I set my hand and affix the corporate seal this 31st day of March, 2001.



     ________________________________
             (Signature)

     ________________________________
             (Typed Name)
     ________________________________
         (Corporate Office Held within Millipore MicroElectronics Inc.)

          On this day and year aforesaid, before me personally appeared
     (       ), known to me to be the person described in and the person who executed the foregoing instrument of assignment and he/she did acknowledge the same to be his/her free act and deed.


                              ___________________________________

                              __________________________________, Notary Public

                              My Commission expires_________________________
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                                    EXHIBIT A